Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2004

In connection with the Annual Report of Sungame Corp. (the “Company”) on Form 10-K for the year ending December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil Chandran, President of the Company, respectfully certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2004, that:

That as Chief Executive Officer and Chief Financial Officer, I conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2013.  In making this evaluation, I used the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our evaluation under the framework in Internal Control – Integrated Framework, I concluded that our internal control over financial reporting was  effective as of December 31, 2013.

The Report fully complies with the requirements of the section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Neil Chandran
      Neil Chandran
      President (Principal Executive
      and Financial Officer)

Date:  April 15, 2014